Exhibit 99.3
[FORM OF FACE OF RECEIPT]
THE DEPOSITARY SHARES REPRESENTED BY THIS RECEIPT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.
UNLESS THE RECEIPT IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE BANK OF NEW YORK MELLON (THE “DEPOSITARY”) OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY RECEIPT OR CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

NUMBER	DEPOSITARY SHARES
DEPOSITARY RECEIPT FOR DEPOSITARY SHARES, EACH
REPRESENTING ONE-TWELVE HUNDREDTH OF ONE SHARE OF
6.375% NON-CUMULATIVE PREFERRED STOCK, SERIES 3,
OF
BANK OF AMERICA CORPORATION
INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE
CUSIP 060505617
SEE REVERSE FOR CERTAIN DEFINITIONS
THE BANK OF NEW YORK MELLON, as Depositary (the “Depositary”), hereby certifies that is                the registered owner of            DEPOSITARY SHARES (“Depositary Shares”), each Depositary Share representing one-twelve hundredth of one share of 6.375% Non-Cumulative Preferred Stock, Series 3, par value $0.01 per share (the “Stock”), of Bank of America Corporation, a Delaware corporation (the “Corporation”), on deposit with the Depositary, subject to the terms and entitled to the benefits of the Deposit Agreement, dated as of November 17, 2005, as amended from time to time (the “Deposit Agreement”), among the Corporation (as successor to Merrill Lynch & Co., Inc.), the Depositary (as successor to JPMorgan Chase Bank, N.A.) and the holders from time to time of the Depositary Receipts. By accepting this Depositary Receipt, the holder hereof becomes a party to and agrees to be bound by all the terms and conditions of the Deposit Agreement. This Depositary Receipt shall not be valid or obligatory for any purpose or entitled to any benefits under the Deposit Agreement unless it shall have been executed by the Depositary by the manual signature of a duly authorized officer or, if executed in facsimile by the Depositary, countersigned by a Registrar in respect of the Depositary Receipts by the manual signature of a duly authorized officer thereof.
Dated:
Countersigned:
THE BANK OF NEW YORK MELLON, Depositary

By
Authorized Officer

[FORM OF REVERSE OF RECEIPT]
BANK OF AMERICA CORPORATION
     BANK OF AMERICA CORPORATION WILL FURNISH WITHOUT CHARGE TO EACH RECEIPTHOLDER WHO SO REQUESTS A COPY OF THE DEPOSIT AGREEMENT AND A COPY OR SUMMARY OF THE CERTIFICATE OF DESIGNATIONS OF THE 6.375% NON-CUMULATIVE PREFERRED STOCK, SERIES 3, OF BANK OF AMERICA CORPORATION. ANY SUCH REQUEST IS TO BE ADDRESSED TO THE DEPOSITARY NAMED ON THE FACE OF THIS RECEIPT.
     The Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. Such request may be made to the Corporation or to the Transfer Agent or Registrar.
EXPLANATION OF ABBREVIATIONS
The following abbreviations when used in the form of ownership on the face of this certificate shall be construed as though they were written out in full according to applicable laws or regulations. Abbreviations in addition to those appearing below may be used.

Phrase Abbreviation	Equivalent
JT TEN	As joint tenants, with right of survivorship and not as tenants in common
TEN IN COM	As tenants in common
TEN BY ENT	As tenants by the entireties
UNIF GIFT MIN ACT	Uniform Gifts to Minors Act

Word Abbreviation	Equivalent
ADM	Administrator(s)
Administratrix
AGMT	Agreement
ART	Article
CH	Chapter
CUST	Custodian for
DEC	Declaration
EST	Estate, of Estate of
EX	Executor(s), Executrix
FBO	For the benefit of
FDN	Foundation
GDN	Guardian(s)
GDNSHP	Guardianship
MIN	Minor(s)
PAR	Paragraph
PL	Public Law
TR	(As) trustee(s), for, of
U	Under
UA	Under agreement
UW	Under will of, Of will of, Under last will & testament
     For value received,                                        hereby sell(s), assign(s) and transfer(s) unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE
                                                             Depositary                Shares represented by the within Receipt, and do(es) hereby irrevocably constitute and appoint                      Attorney to transfer the said Depositary Shares on the books of the within named Depositary with full power of substitution in the premises.
Dated________________________ Signed ___________________

NOTICE: The signature to the assignment must correspond with the name as written upon the face of this Receipt in every particular, without alteration or enlargement or any change whatsoever.
SIGNATURE GUARANTEED

NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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